UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 3, 2020

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

Prepayment of FHLB Advances

On December 03, 2020, The Park National Bank ("PNB") prepaid $100 million of outstanding Federal Home Loan Bank (“FHLB”) advances, and, in connection therewith, incurred a $8.7 million prepayment penalty. These FHLB advances had an interest rate of 3.40% and a maturity date of December 01, 2023. The long-term borrowings represented by the FHLB advances that were prepaid had an expected annual interest expense of $3.4 million. The prepayment was determined to be appropriate after management’s analysis of Park National Corporation's ("Park") consolidated balance sheet and consideration of Park's current and anticipated financial performance.

The prepayment was made using excess cash, which averaged $286.9 million for the nine months ended September 30, 2020. Excess cash is shown as money market instruments on Park's consolidated balance sheet and is invested overnight with the Federal Reserve at the overnight federal funds sold rate. For the nine months ended September 30, 2020, Park earned 0.31% on these money market instruments. As disclosed in Park's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, during July 2020, Park elected to participate in a One-Way Sell (OWS) program to manage its balance sheet. At September 30, 2020, Park had $773.3 million in OWS insured cash sweep deposits which were off-balance sheet. This off-balance sheet funding can be transferred on balance sheet at Park's discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 04, 2020	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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